EXHIBIT 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
James E. Lauter
Senior Vice President & Chief Financial Officer
T: (561) 682-7561
E: James.Lauter@hlss.com

Home Loan Servicing Solutions, Ltd. Reports EPS of $0.44 and Net Income of $14.3 Million in the Fourth Quarter of 2012 and Declares Dividend of $0.13 per Ordinary Share for February and March 2013

George Town, Grand Cayman, February 7, 2013 (GLOBE NEWSWIRE) – Home Loan Servicing Solutions, Ltd. (“HLSS” or the “Company”) (NASDAQ: HLSS) today reported net income of $14.3 million, or $0.44 per ordinary share, for the fourth quarter of 2012.

Fourth quarter business performance highlights:

•	Earned $14.3 million, or $0.44 per ordinary share.

•	Declared October dividend of $0.11 per ordinary share and November and December dividends of $0.12 per ordinary share totaling $13.7 million for the quarter.

•	Completed in October the issuance of $250 million one-year and $450 million three-year term notes secured by servicing advance receivables at a weighted average interest spread over LIBOR of 1.55%. The proceeds were used to repay $600 million in term notes and to reduce borrowing on variable funding notes with a weighted average interest spread of 2.93%.

•	Received gross proceeds of $480.7 million from the December 24 follow-on offering of 25,300,000 ordinary shares at $19.00 per share. Proceeds from the offering and two new variable funding notes with a total commitment of $1.6 billion were used to acquire non-agency mortgage servicing assets from Ocwen representing mortgages with an unpaid principle balance of $34.6 billion.

•	Earnings include a $0.03 per share benefit from lower than expected amortization resulting from the 13.3% annualized prepayment rate for the fourth quarter versus the benchmark rate of 15%. There was no change in servicing asset valuations during the fourth quarter.

Subsequent to the end of the fourth quarter of 2012:

•	On January 15, the Company’s Board of Directors declared a monthly dividend of $0.12 per ordinary share for the month of January 2013.

•	On January 22, the underwriters exercised a portion of their over-allotment option from the December 24 offering of ordinary shares in the amount of 970,578 shares for which the Company received net proceeds of $17.6 million.

•	On January 22, completed the issuance of $650 million one-year, $350 million three-year and $150 million five-year term notes secured by servicing advance receivables at a weighted average interest spread over LIBOR of 0.94%. Total proceeds of $1.15 billion were used to reduce borrowings on variable funding notes with a weighted average interest rate of one-month LIBOR plus 2.32%. The aggregate commitments on our variable funding notes were reduced from $2 billion to $1 billion.

•	On February 7, the Company’s Board of Directors declared a monthly dividend of $0.13 per ordinary share for February and March 2013.

“Reflecting on our first year of operations, I believe that we have delivered on our plan to provide our shareholders with earnings and dividends that are particularly attractive given the stability and low risk of our assets which the ABS markets are starting to reward” said Chairman William Erbey. “I am pleased with the continued support of our equity and debt investors and look forward to further growth in 2013.”

“Our results in the fourth quarter exceeded our revised guidance as lower than expected prepayments reduced amortization expense” said President John Van Vlack. “We are pleased that the variations from our guidance in 2012 have all been positive. Additionally, strong executions in the ABS term note market are continuing to reduce our borrowing costs relative to our expectations.”

For more information on prior releases and SEC Filings, please refer to the “Shareholders” section of our website at www.hlss.com.

Home Loan Servicing Solutions (HLSS) is an internally-managed owner of non-agency mortgage servicing assets with historically stable valuations and cash flows. HLSS’ assets are predominately mortgage servicing advances that, along with the related servicing rights, are over-collateralized 23 times by residential real estate. HLSS’ objective is to generate stable, recurring fee-based earnings and dividends throughout the economic cycle. For more information, visit www.hlss.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest rates, governmental regulations and policies, availability of adequate and timely sources of liquidity, our ability to maintain our PFIC status, real estate market conditions and other risks detailed in HLSS’ reports and filings with the Securities and Exchange Commission. The forward looking statements speak only as of the date they are made and should not be relied upon. HLSS’ undertakes no obligation to update or revise the forward-looking statements.

The following table presents our condensed consolidated results of operations in accordance with U.S. GAAP reconciled to our internally reported financial results. Accordingly, adjustments are made to reflect Servicing fee revenue, Servicing expense and Amortization expense on a gross rather than a net basis.

Our income from operations as presented in our Management Reporting shown below should be considered in addition to, and not as a substitute for, income from operations determined in accordance with GAAP.

For the three months ended December 31, 2012:	Condensed Consolidated Results (GAAP)	Adjustments	Management Reporting (Non-GAAP)
Revenue
Servicing fee revenue	$—	$60,599	$60,599
Interest income—notes receivable – Rights to MSRs	27,157	(27,157)	—
Interest income – other	(173)	—	(173)
Related party revenue(1)	652	—	652

Total revenue	27,636	33,442	61,078

Operating expenses
Compensation and benefits	1,069	—	1,069
Servicing expense	—	27,080	27,080
Amortization of MSRs	—	6,362	6,362
Related party expenses (2)	277	—	277
General and administrative expenses	497	—	497

Total operating expenses	1,843	33,442	35,285

Income from operations	$25,793	$—	$25,793

(1)	Revenue earned as part of our Professional Services Agreement with Ocwen.
(2)	Expenses incurred as part of our Professional Services Agreement and Administrative Agreement with Ocwen and Altisource, respectively.

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIE

SCONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

(UNAUDITED)

	Three months		Twelve months
For the periods ended December 31,	2012	2011	2012	2011
Revenue
Interest income – notes receivable – Rights to MSRs	$27,157	$—	$54,699	$—
Interest income – other	(173)	—	109	—

Total interest income	26,984	—	54,808	—
Related party revenue	652	—	2,316	—

Total revenue	27,636	—	57,124	—

Operating expenses
Compensation and benefits	1,069	—	3,751	—
Related party expenses	277	—	755	—
General and administrative expenses	497	191	1,644	273

Total operating expenses	1,843	191	6,150	273

Income (loss) from operations	25,793	(191)	50,974	(273)

Other expense
Interest expense	11,550	—	24,057	—

Total other expense	11,550	—	24,057	—

Income (loss) before income taxes	14,243	(191)	26,917	(273)
Income tax benefit/(expense)	103	—	(46)	—

Net income (loss)	$14,346	$(191)	$26,871	$(273)

Earnings (loss) per share
Basic	$0.44	$(9.55)	$1.56	$(13.66)

Diluted	$0.44	$(9.55)	$1.56	$(13.66)

Weighted average ordinary shares outstanding
Basic	32,784,718	20,000	17,230,858	20,000
Diluted	32,784,718	20,000	17,230,858	20,000

Dividends declared per share	$0.42	$0.00	$1.45	$0.00

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

(UNAUDITED)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$76,048	$283
Match funded advances	3,098,198	—
Notes receivable – Rights to MSRs	303,705	—
Related party receivables	28,271	—
Other assets	79,091	2,860

Total assets	$3,585,313	$3,143

Liabilities and Equity
Liabilities
Match funded liabilities	$2,690,821	$—
Dividends payable	6,706	—
Income taxes payable	46	—
Related party payables	2,874	1,487
Other liabilities	4,233	1,647

Total liabilities	2,704,680	3,134

Equity
Equity – Ordinary shares, $.01 par value; 200,000,000 and 5,000,000 shares authorized; 55,884,718 and 20,000 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	$559	$—
Additional paid-in capital	876,657	300
Retained earnings (accumulated deficit)	4,493	(291)
Accumulated other comprehensive income (loss)	(1,076)	—

Total equity	880,633	9

Total liabilities and equity	$3,585,313	$3,143